UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2018

ARRIS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-37672	98-1241619
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective April 1, 2018, Robert J. Stanzione, Executive Chairman and Chairman of the Board of ARRIS International plc (“ARRIS” or the “Company”), will reduce his day to day activities as an officer of the Company and move to part-time status. In connection therewith, on March 30, 2018, the Company entered into a Fourth Amendment to the Amended and Restated Employment Agreement with Mr. Stanzione (the “Fourth Amendment”). The Fourth Amendment, among other things, (i) clarifies that Mr. Stanzione’s role as an employee of the Company will be in a part-time capacity; (ii) reduces the base salary owed to Mr. Stanzione effective as of April 1, 2018 and clarifies that any bonus owed to Mr. Stanzione for 2018 will be calculated on a pro-rata basis reflecting the change in base salary as of April 1, 2018; and (3) provides that Mr. Stanzione will be eligible to continue to participate in the Company’s benefit plans, to the extent permissible under the terms of the applicable plans for a part-time employee. All other material terms of the Amended and Restated Employment Agreement (as previously amended), remain in full force and effect.

A copy of the Fourth Amendment is filled with this Current Report as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

99.1	Fourth Amendment, dated March 30, 2018, to the Amended and Restated Employment Agreement with Robert J. Stanzione

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken
Senior Vice President, General Counsel, and Secretary

Date: April 5, 2018